SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STATER BROS. HOLDINGS INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	33-0350671

(State of Incorporation or Organization)	(IRS Employer Identification No.)

21700 Barton Road Colton, California	92324

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on
Title of Each Class	Which Each Class is to be
To be so Registered	Registered
8 1/8% Senior Notes due 2012 Senior Floating Rate Notes Due 2010	American Stock Exchange American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:                      (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The information called for by this item is incorporated by reference to the information set forth under the caption entitled “Description of the New Notes” in the Prospectus included in the Registrant’s Registration Statement on Form S-4 (Registration No. 333-85723), as filed on August 27, 2004 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933.

Item 2. Exhibits.

Exhibit No.	Description
1[1]	Specimen 8 1/8% Senior Note due 2012

2[2]	Specimen Senior Floating Rate Note due 2010

3[3]	Indenture

(1)	Previously filed as Exhibit A-1 to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-85723) and incorporated herein by reference.

(2)	Previously filed as Exhibit B-1 to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-85723) and incorporated herein by reference.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-85723) and incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

STATER BROS. HOLDINGS INC.
Date: January 12, 2005	By:	/s/ Bruce D. Varner
Bruce D. Varner
Secretary

EXHIBIT INDEX

Sequentially Numbered
Page in Registration
Exhibit	Description of Exhibit	Statement
1[1]	Specimen 8 1/8% Senior Note due 2012	N/A

2[2]	Specimen Senior Floating Rate Note due 2010	N/A

3[3]	Indenture	N/A

(1)	Previously filed as Exhibit A-1 to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-85723) and incorporated herein by reference.

(2)	Previously filed as Exhibit B-1 to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-85723) and incorporated herein by reference.

(3)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-85723) and incorporated herein by reference.